Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
Healthcare Realty Trust Incorporated
Nashville, Tennessee
We hereby consent to the incorporation by reference in this Registration Statement of our report dated December 28, 2010, relating to the Combined Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2009 for the Frisco Properties which appear in the previously filed Form 8-K filed on January 10, 2011.
/s/ BDO USA, LLP
Nashville, Tennessee
February 18, 2011